UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – July 15, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge St., Suite 300, Fort Worth, Texas    76112-2355

(Address of principal executive offices)             (Zip Code)

Area Code (817) 492-7065

(Registrant’s telephone number)

Item 5.    Other Events.

Effective July 15, 2004, Kevin G. DeSanctis resigned as Chairman of the Board and Chief Executive Officer of HCS I, Inc., the managing general partner of Hollywood Casino Shreveport, HCS II, Inc., a general partner of Hollywood Casino Shreveport, HWCC-Louisiana, Inc., the parent company of both HCS I, Inc. and HCS II, Inc., and Shreveport Capital Corporation.  In addition, effective July 15, 2004, Robert S. Ippolito resigned as Vice President, Secretary and Director of HCS I, Inc, HCS II, Inc., HWCC-Louisiana, Inc. and Shreveport Capital Corporation (together, the “Shreveport Entities”) and Jordan B. Savitch resigned as Vice President and General Counsel of HCS I, Inc. and HWCC-Louisiana, Inc.

John C. Hull resigned as the Chief Financial Officer of each of the Shreveport Entities on July 15, 2004 but will continue as the President, Treasurer and Assistant Secretary of such entities.  In addition, Mr. Hull replaced Kevin DeSanctis as Chairman of the Board and Chief Executive Officer of the Shreveport Entities.  Finally, Tonya Tarrant, in addition to her position as Vice President and Assistant Treasurer of each of the Shreveport Entities, was named the Chief Financial Officer and Secretary of such entities on July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 20, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing Partner

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: July 20, 2004	Shreveport Capital Corporation

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President